Exhibit 5.1

HUNTON ANDREWS KURTH LLP FILE NO: 061054.10

March 9, 2021

Penn Virginia Corporation

16285 Park Ten Place

Suite 500

Houston, Texas 77084

Penn Virginia Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Virginia counsel to Penn Virginia Corporation, a Virginia corporation (the “Company”), for the purpose of providing this opinion letter in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about March 9, 2021. The Registration Statement relates to the registration and the proposed offering for resale from time to time of up to 22,597,757 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, by the selling shareholders identified in the Registration Statement (the “Selling Shareholders”).

The Shares will be issued pursuant to the Company’s Second Amended and Restated Articles of Incorporation, as amended by the Articles of Amendment, dated as January 14, 2021 (the “Articles of Incorporation”), and the Amended and Restated Agreement of Limited Partnership, dated January 15, 2021 (the “A&R Partnership Agreement”), by and among PV Energy Holdings GP, LLC, the Company, JSTX Holdings, LLC (“JSTX”) and Rocky Creek Resources, LLC (“Rocky Creek”).

The Shares are to be issued in one or more series and will be offered on a continuous or delayed basis pursuant to Rule 415 of the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including (i) the Articles of Incorporation and the Company’s Fifth Amended and Restated

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON

LOS ANGELES    MIAMI    NEW YORK    NORFOLK    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TYSONS    WASHINGTON, DC

www.HuntonAK.com

Penn Virginia Corporation

March 9, 2021

Bylaws, effective as of January 15, 2021, (ii) the A&R Partnership Agreement, (iii) the Contribution Agreement, dated November 2, 2020, by and among the Company, PV Energy Holdings, L.P. (the “Partnership”) and JSTX, (iv) the Contribution Agreement, dated November 2, 2020, by and among the Company, the Partnership and Rocky Creek, (v) the Investor and Registration Rights Agreement, dated January 15, 2021, by and among the Company, JSTX and Rocky Creek, (vi) the Registration Statement, (vii) resolutions adopted by the Company’s Board of Directors on November 2, 2020 and January 12, 2021 and (viii) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing (the “Good Standing Certificate”).

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and the completion of all deliveries not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof.

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents furnished to us by the Company, the certificates and other comparable documents of officers and representatives of the Company and certificates of public officials, without independent verification of their accuracy.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.    The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.    The Shares have been duly authorized by the Company and, when the Shares have been duly issued by the Company and delivered in exchange for the consideration described in the Prospectus, in accordance with the terms of the A&R Partnership Agreement, the Shares will be validly issued, fully paid and nonassessable.

Penn Virginia Corporation

March 9, 2021

The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Prospectus and the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein. This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP